SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission

Only (as permitted by Rule 14c-5 (d) (2))

[x] Definitive Information Statement

HARRELL HOSPITALITY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant(s)

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HARRELL HOSPITALITY GROUP, INC.

16475 Dallas Parkway, Suite 410

Addison, Texas 75001

Notice of

Written Consent of Stockholders

In lieu of a

Annual Meeting of Stockholders

To the Stockholders of

Harrell Hospitality Group, Inc.:

Certain stockholders of the Harrell Hospitality Group, Inc. (the "Company") owning a majority of the outstanding Class A Common Stock, intend to act by Written Consent in Lieu of a Annual Meeting of Stockholders (the "Written Consent") for the following purpose:

  To elect five directors of the Company to hold office for one year or until their successors are elected and qualified; and

THERE WILL BE NO SOLICITATION OF PROXIES

BY THE BOARD OF DIRECTORS OF THE COMPANY

                /s/

Paul L. Barham, Secretary

INFORMATION STATEMENT

This Information Statement is being furnished pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended to provide information regarding certain action to be taken by written consent by holders of a majority of the outstanding shares of Class A common stock of Harrell Hospitality Group, Inc. The elimination of the need for an annual meeting of stockholders to approve the election of directors is made possible by Section 228 of the Delaware General Corporate Law (the "DGCL"), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to elect the Company's board of directors.

It is anticipated that the Written Consent submitted to the Company will become effective on March 31, 2003.

**WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY**

NUMBER OF SHARES ELIGIBLE TO VOTE FOR DIRECTORS

On February 27, 2003, the date for determining stockholders entitled to sign the Written Consent, there were 11,134,379 shares of Class A Common stock outstanding, 243,331 shares of Class A Preferred stock outstanding, and 240,249 shares of Class B, Series 1, Preferred stock outstanding. Only the holders of Class A Common stock are eligible to vote for directors. Holders of the Class A Preferred stock and the Class B, Series 1, Preferred stock are not entitled to vote at annual meetings for the election of directors.

ELECTION OF DIRECTORS

The Company presently has five directors. The nominees who receive a plurality of the votes cast are elected to hold office for one year or until their successors are elected and qualified. Cumulative voting with respect to the election of directors is not permitted.

That certain Shareholders Agreement of November 23, 1999, entered into by and among the Company, Merchant Capital Holdings, Ltd., Paul L. Barham, Norman L. Marks, Barham Family Interests, Inc., and Marks & Associates, Inc. (as amended, the "Shareholders Agreement"), contains agreements on how the shareholders signing the Shareholders Agreement will nominate directors. The stockholders signing the Shareholders Agreement agreed to vote all the shares they control in favor of the slate of directors so nominated. The slate of directors nominated for election this year under the Shareholders Agreement are Paul L Barham, Norman L. Marks, Geoffrey G. Dart, Gerard M. Thompson and Clive S. Russell.

The holders of 53% of the outstanding Class A Common stock of the Company have executed written consent electing the above slate of directors effective as of March 31, 2003. Since this is greater than a majority of the number of shares outstanding of Class A Common stock, the following persons will be elected directors without the need or expense of holding an annual meeting of shareholders:

Name	Age	Business Experience
Paul Barham	49	CEO and Director of Harrell Hospitality Group, Inc. since 1992 ; CFO, Hotel Management Group, since 1989.
Norman L. Marks	61	President and Director of Harrell Hospitality Group, Inc. since 1995 ; President, Hotel Management Group, Inc. since 1989.
Geoffrey G. Dart	55	Chairman of the Board of Directors, Harrell Hospitality Group, Inc.since 1999; Since 1992 Chairman, Shillington's, Inc.; From 2000 until January 2003, Director, Avatar Systems, Inc.; Since 1994 Director, Glenn Abbey, Inc.

Gerard M. Thompson	57	Director, Harrell Hospitality Group, Inc., since 1999; Since 1999 Director, Netcentric Systems, Inc.; Since 2001 Director, Development Capital Advisors, Inc.
Clive S. Russell	62	Until 1997, served as a senior partner of Baker Tilly, an international firm of accountants; Since 1997 has served as director of RP Corporate Strategies, a company that serves as financial structuring consultant in industries including real estate and hotels; also lectures internationally on securitization and allied subjects.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 27, 2003, (i) the name of each current director of the Company and each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's Class A Common Stock, (ii) the number of shares each such director and 5% beneficial owner and all officers and directors of the company as a group, and (iii) the percent of outstanding Class A Common Stock so owned by each such director, 5% beneficial owner and management group:

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned as of February 27, 2003 (1)	Approximate Percent of Class (2)
DIRECTORS:
Paul L. Barham (3) 16475 Dallas Parkway Suite 410 Addison, Texas 75001	507,500 plus 5,000,000 options (3)	40.5%
Norman L. Marks (4) 16475 Dallas Parkway Suite 410 Addison, Texas 75001	500,000 plus 5,000,000 options (4)	40.5%
Geoffrey Dart c/o Robert Edwards Edwards & Associates 17060 Dallas Parkway, Suite 101 Dallas, Texas 75248	0	0
Gerard Thompson 133 Ebury Street London, UK SW1W 9QU	657,258 plus 1,346,774 options	13.6%
Stephen Komlosy 133 Ebury Street London, UK SW1W 9QU	0	0
5% BENEFICIAL OWNERS:
Businesship International, Inc. One Alhambra Plaza Suite 1400 Coral Gables, Florida 33134	1,456,140	17.0%
The Estate of Wilson L. Harrell 7380 Pine Valley Road Cummings, Georgia 30131	822,850 (5)	9.6%
Merchant Capital Holdings, Ltd. c/o Robert Edwards Edwards & Associates 17060 Dallas Parkway, Suite 101 Dallas, Texas 75248	2,658,000 plus 9,375,000 options	67.0%
London & Boston Investments, PLC (fomerly Cybertec Holdings, PLC) 133 Ebury Street London, UK SW1W 9QU	1,392,000	16.2%
RiverHead Services, Ltd. Geneva Branch Place Bel-Air 1 P.O. Box 5145 CH 1211 Geneva 11 Switzerland FR	625,000	7.3%

(1) Except as noted below, the individual listed has sole voting and investment power.

(2) Percentages are calculated on the basis as if the named shareholder exercised all presently exercisable options owned by him, and no other shareholders exercised their options.

(3) Paul L. Barham and his other family members own 507,500 shares through Barham Family Interests, Inc.

(4) Norman L. Marks and his other family members own 500,000 shares through Marks & Associates, Inc.

(5) The 29,250 shares of Class A Common Stock owned by Charlene Harrell, Wilson L. Harrell's widow, are included in the estates beneficial ownership in the above table.

OTHER BUSINESS

Management does not intend to bring any matters before the stockholders other than the election of directors.

EXECUTIVE COMPENSATION

The following table shows for 2002, 2001 and 2000 the compensation earned by the executive officers of the Company.

Salary Compensation Table
	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Underlying Options	All Other Compen- sation
Geoffrey Dart Chairman	2002 2001 2000	0 0 0	0 0 0	16,667 25,000 21,389	0 0 0	0 0 0
Paul L. Barham CEO	2002 2001 2000	145,505[1] 115,500 109,900	0 0 2,000	0 0 0	0 4,062,500 937,500	1,461 0 0
Norman L. Marks President	2002 2001 2000	120,780[2] 115,500 109,900	0 0 2,000	0 0 0	4,062,500 937,500	3,477 0 0

Note 1: Salary for Paul Barham was $92,400 paid and $53,105 deferred.

Note 2: Salary for Norman Marks was $106,597 paid and $14,193 deferred.

This table does not include medical expense reimbursement, club dues, or the value of automobiles (and their maintenance, repair and insurance) furnished to all of the executive officers of the Company, which in the aggregate for all officers amounted to $15,600 during fiscal year 2002.

As part of the annual compensation included in the table above, the Company compensates Paul Barham for his service as a non-executive director of ET. ET pays each of its directors a fee of $25,000. Mr. Barham assigned his directors fee to the Company. In addition to this fee, ET granted Barham 1,623,899 stock options to purchase ET common shares at the price of 3 pence sterling per share, all of which options Barham then assigned to the Company. Effective October 1, 2001, the employment agreement for Barham was amended to recognize the additional time commitment of Barham to ET. As an incentive to encourage the future results of ET and the resultant increase in the value of the Company's investment in ET, Barham's employment agreement was amended to allocate to Barham 10% of such potential future increase in value of the Company's ET stock investment if and when the Company ever realizes such increase in value.

At the present time the Company has, and at all times during the past three fiscal years, the Company had no pension, retirement, annuity, deferred compensation, incentive or stock purchase, thrift or profit-sharing plan, except the accumulated cash value of the life insurance policies.

MEETING OF THE BOARD OF DIRECTORS

The Board of Directors of the Company holds special meetings from time to time as required. The Board of Directors of the Company has no committees.

INDEPENDENT AUDITORS

The public accounting firm of Whitley Penn, 5420 LBJ Freeway, Suite 1440, Dallas, Texas 75240 has been selected as the independent auditors of the Company for the year 2003.

AUDIT FEES

Audit Fees paid to Whitley Penn for auditing the annual financial statements for the year ended September 30, 2002 and for the reviews of the financial statements included in the Company's Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB for that fiscal year were $15,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

There were no fees paid to Whitley Penn or its affiliates for financial information systems design and implementation during the fiscal year ended September 30, 2002.

ALL OTHER FEES

No other fees were paid to Whitley Penn during the fiscal year ended September 30, 2002. Since there were no fees paid or promised to Whitley Penn for work other than the audits of financial statements, there is no impact of any other such fees on the independence of the auditors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange on which the Company's securities are registered. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file. Merchant Capital Holdings has informed the Company verbally that no purchases or sales of stock were made during the fiscal year ending September 30, 2002, but the written representation of such was not received prior to the filing of this information statement.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-KSB is being mailed to the stockholders with this Information Statement. The Company's 10-KSB Annual Report contains consolidated financial statements as of September 30, 2002 and 2001 and for each of the fiscal periods ended September 30, 2002 and 2001.

              By Order of the Board of Directors,

              /s/

Paul L. Barham, Chief Executive Officer

Addison, Texas

March 4, 2003